EXHIBIT 99.1

Media Contact
Robert Grupp
610-738-6402
rgrupp@cephalon.com

Robert J. Feeney, Ph.D., To Retire from Cephalon Board of Directors

West Chester, PA — February 3, 2005 — Cephalon, Inc. (Nasdaq: CEPH), announced today that Robert J. Feeney, Ph.D. has decided to retire from the Cephalon Board of Directors, to be effective immediately prior to the Company’s Annual Meeting of Stockholders scheduled to be held on May 18, 2005.  Dr. Feeney was a founding director of the company, has served on the board since February 1988, and has been the company’s presiding director since February 2003.

Dr. Feeney was a General Partner at Hambrecht & Quist Life Science Technology Fund for ten years.  For 37 years prior to that, Dr. Feeney was employed at Pfizer Inc, and last served as its vice president of licensing and development.

“Bob Feeney has been a guiding force at Cephalon for 17 years,” said Frank Baldino Jr., Ph.D., who founded the company and serves as Chairman and CEO. “His wise counsel as a founding director was invaluable as we grew from a start-up to a fully integrated, international biopharmaceutical company.  As he brings his distinguished tenure at Cephalon to a close, Bob leaves behind an important legacy of dedicated service and leadership to a successful company.”

The board nominated for re-election at the Annual Meeting of Stockholders all other current members, as well as Vaughn M. Kailian, who is being nominated to serve on the Cephalon board for the first time. Kailian has served as president of COR Therapeutics and vice chairman of Millennium Pharmaceuticals, among other positions.

Cephalon, Inc.

Cephalon currently employs approximately 2,100 people in the United States and Europe. U.S. sites include the company’s headquarters in West Chester, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European offices are located in Guildford, England, Martinsried, Germany, and Maisons-Alfort, France.

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The company currently markets three proprietary products in the United States: PROVIGIL® (modafinil) [C-IV], GABITRIL® (tiagabine hydrochloride) and ACTIQ®  (oral transmucosal fentanyl citrate) [C-II] and more than 20 products internationally. Further information about Cephalon and full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.